UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:    000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On December 27, 2011, Strategic Storage Trust, Inc. (the “Registrant”) and 12 special purpose entities wholly-owned by Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership, closed on the purchase of a portfolio of 12 self storage facilities located in Georgia and Florida (the “Homeland Portfolio”). The Registrant used a combination of proceeds from the two loans described in Item 2.03 below and proceeds from its public offering to fund this acquisition.

In connection with the closing, the Registrant, the operating partnership and 25 of the operating partnership’s wholly-owned special purpose entities (the “Borrower SPEs”) entered into the loan agreements described in Item 2.03 below, which are attached as exhibits hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As reported earlier, on September 7, 2011, the Registrant, through a wholly-owned subsidiary of the Registrant’s operating partnership, entered into a purchase and sale agreement with unaffiliated third parties for the acquisition of the Homeland Portfolio. The Registrant previously reported that it intended to seek a joint venture partner in the acquisition, but, subsequently, the Registrant’s management and board of directors determined it to be in the best interests of the Registrant and its stockholders to acquire the Homeland Portfolio alone.

The Registrant purchased the Homeland Portfolio on December 27, 2011 for an aggregate purchase price of $80 million, plus closing costs and acquisition fees. The Registrant funded the acquisition of the Homeland Portfolio using cash and proceeds from the loans described in Item 2.03 below. The Registrant will pay its advisor an acquisition fee of $2.0 million in connection with this acquisition.

A summary of the properties in the Homeland Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Kennesaw - GA	4105 George Busbee Pkwy., Kennesaw, GA	$5,360,000	2006	78,200	660
Sharpsburg - GA	52 Bailey Station Cir., Sharpsburg, GA	$4,800,000	2006	92,000	700
Duluth - GA	2801 North Berkeley Lake Rd., Duluth, GA	$5,600,000	2007	81,600	640
Duluth II - GA	1790 Peachtree Industrial Blvd., Duluth, GA	$5,680,000	2007	83,300	700
Duluth III - GA	3357 Breckinridge Blvd., Duluth, GA	$5,440,000	2007	82,600	630
Marietta III - GA	1897 West Oak Pkwy., Marietta, GA	$5,200,000	2007	73,400	640
Austell - GA	3720 Tramore Pointe Pkwy., Austell, GA	$6,400,000	2007	77,700	590
Sandy Springs - GA	6780 Roswell Rd., Sandy Springs, GA	$15,680,000	2009	93,800	890
Smyrna - GA	2340 Cobb Pkwy. SE, Smyrna, GA	$7,920,000	2007	65,700	530
Lawrenceville III - GA	3564 Lawrenceville Hwy., Lawrenceville, GA	$6,080,000	2009	89,700	680
Jacksonville - FL	790 Monument Rd., Jacksonville, FL	$7,200,000	2008	82,800	690
Jacksonville II - FL	5550 Timuquana Rd., Jacksonville, FL	$4,640,000	2009	71,400	530
TOTAL		$80,000,000		972,200	7,880

The Registrant’s portfolio now includes 91 wholly-owned properties in 17 states and Canada.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Second Restated KeyBank Credit Facility

At closing, the operating partnership and the Borrower SPEs entered into a secured credit facility (the “Second Restated KeyBank Credit Facility”) with KeyBank National Association (“KeyBank”) with total commitments of $82 million (such facility replaces the Registrant’s existing $30 million Restated KeyBank Credit Facility, which had approximately $20 million outstanding before the purchase of the Homeland Portfolio) and drew down an additional approximately $56.6 million thereunder. At any time prior to June 15, 2013, the operating partnership may request funding up to an additional $68 million (for a total loan amount of up to $150 million). Any such additional funding will be subject to the sole discretion of KeyBank and any other lender who may ultimately participate in the Second Restated KeyBank Credit Facility.

The Second Restated KeyBank Credit Facility has a term of three years, maturing on December 24, 2014, subject to two, one-year extension options (subject to the fulfillment of certain conditions), and requires monthly interest-only payments.

The Registrant was required to purchase an interest rate swap with a notional amount of $45 million, which requires the Registrant to pay an effective fixed interest rate of approximately 5.41% on the hedged portion of the debt. For the remaining amount outstanding, under the terms of the Second Restated KeyBank Credit Facility, the operating partnership has the option of selecting one of three variable interest rates, which have applicable spreads. Initially, the operating partnership elected to have a 30-day LIBOR rate apply, which, including the applicable spread, equaled an initial interest rate of approximately 4.79%. The operating partnership may change this election from time to time for the non-hedged portion of the debt, as provided in the agreement.

The Second Restated KeyBank Credit Facility is secured by cross-collateralized first mortgage liens or first lien deeds of trust on all properties in the Homeland Portfolio, twelve of the Registrant’s other self storage properties and a parcel of unimproved land in Ladera Ranch, California it owns, as well as a pledge of the net equity proceeds of its ongoing public offering, and is cross-defaulted to the KeyBank Bridge Loan (defined below) and any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The operating partnership may prepay the Second Restated KeyBank Credit Facility, in whole or in part, at any time without penalty. Pursuant to that certain guaranty dated December 27, 2011 in favor of KeyBank, the Registrant serves as a guarantor of all obligations due under the Second Restated KeyBank Credit Facility.

The Second Restated KeyBank Credit Facility provides that if KeyBank is unable to syndicate the loan to other lenders such that their aggregate lending commitment is not reduced from $82 million to $36 million by March 31, 2012, then, on or before June 30, 2012, the operating partnership shall use its best efforts to refinance all or a portion of the mortgaged properties, other than those in the Homeland Portfolio, and use the net refinance proceeds to reduce the principal balance of the Second Restated KeyBank Credit Facility to an amount no greater than $45 million. Upon repayment of the KeyBank Bridge Loan (defined below), if KeyBank is unable to syndicate the loan and the remaining amount otherwise outstanding has not been reduced to $45 million, the operating partnership shall pay monthly the greater of $5 million or 100% of the net offering proceeds from the Registrant’s ongoing public offering to reduce the principal balance of the Second Restated KeyBank Credit Facility to an amount no greater than $45 million; provided that, in any event, the Second Restated KeyBank Credit Facility must be repaid such that the principal balance is no greater than $45 million by December 31, 2012. If KeyBank determines that successful syndication cannot be achieved such that its aggregate lending commitment is reduced to $36 million, KeyBank reserves the right, after consultation with the Registrant, to change the terms of the Second Restated KeyBank Credit Facility, if KeyBank reasonably and in good faith determines that such changes are advisable in order to ensure successful syndication.

In connection with the Second Restated KeyBank Credit Facility, the operating partnership paid customary lender fees, legal fees and other expenses. The operating partnership will be required to pay additional lender fees on any unused commitments and upon the exercise of each extension option. Per the terms of the Second Restated KeyBank Credit Facility, the Registrant was required to fund a $1.55 million interest reserve account at closing, which KeyBank may draw upon on a monthly basis in an amount equal to the shortfall between the net operating income of the mortgaged properties and the interest on the Second Restated KeyBank Credit Facility. The Registrant is required to replenish the interest reserve account if it falls below a certain threshold, but will be refunded the entire balance upon the Registrant achieving (as defined therein) a debt service coverage ratio (“DSCR”) of 1.30 to 1 for two consecutive quarters provided no event of default then exists.

The Second Restated KeyBank Credit Facility contains a number of customary representations, warranties, indemnities and covenants, including, but not limited to, the following (as defined therein and tested as of the close of each fiscal quarter):

•	a maximum total leverage ratio (beginning at 65% and decreasing to 60% on July 1, 2012, 57.5% on October 1, 2012, 55% on October 1, 2013 and 50% on October 1, 2014);

•	a minimum interest service coverage ratio (beginning at 1.50 to 1 and increasing to 1.60 to 1 on July 1, 2012 and 1.75 to 1 on January 1, 2014);

•	a minimum fixed charge ratio (beginning at 1.30 to 1 and increasing to 1.35 to 1 on July 1, 2012 and 1.50 to 1 on January 1, 2014);

•	a minimum DSCR (beginning on March 31, 2014 at 1.10 to 1 and increasing to 1.30 to 1 on March 31, 2015 and 1.40 to 1 on March 31, 2016);

•	a minimum liquidity (unencumbered cash and cash equivalents plus marketable securities) of $2 million; and

•

a minimum tangible net worth of at least $175 million plus 75% of the net proceeds of the Registrant’s ongoing public offering (less funded share redemptions, but in no event may the Registrant’s net worth be less than $175 million)

The Registrant has ten business days from the date on which a violation of any of the above covenants occurs in which to cure the violation, to the extent the violation can be cured with a cash payment. The terms of the Second Restated KeyBank Credit Facility also restrict the Registrant and the operating partnership in their ability to incur debt in the future without the consent of KeyBank and limit availability thereunder to the lesser of certain loan-to-value and debt yield calculations set forth in the agreement.

This description of the Second Restated KeyBank Credit Facility is qualified in its entirety by the credit agreement and the guaranty, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

KeyBank Bridge Loan

At closing, the operating partnership and the Borrower SPEs also obtained a bridge loan with total commitments of $28 million (the “KeyBank Bridge Loan”) from KeyBank ($10 million of which was previously committed with nothing outstanding under the Registrant’s previously-existing KeyBank Working Capital Line, which was terminated) and drew down the entire committed amount.

The KeyBank Bridge Loan matures on August 31, 2012 and requires monthly principal and interest payments, with the monthly principal portion of the payment increasing from $3 million in January, February and March 2012 to $4 million in April, May and June 2012 and $5 million July 2012. Under the terms of the KeyBank Bridge Loan, the operating partnership has the option of selecting one of three variable interest rates, which have applicable spreads. Initially, the operating partnership elected to have a 30-day LIBOR rate apply, which, including the applicable spread, equaled an initial interest rate of approximately 6.79%. The operating partnership may change this election from time to time, as provided in the agreement.

The KeyBank Bridge Loan is secured similarly to the Second Restated KeyBank Credit Facility, but, in addition, is secured by the operating partnership’s economic interest in each of the Borrower SPEs, and is cross-defaulted to the Second Restated KeyBank Credit Facility and any other recourse debt of the Registrant or the operating partnership of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The operating partnership may prepay the KeyBank Bridge Loan, in whole or in part, at any time without penalty. Pursuant to that certain guaranty dated December 27, 2011 in favor of KeyBank, the Registrant serves as a guarantor of all obligations due under the KeyBank Bridge Loan.

In connection with the KeyBank Bridge Loan, the operating partnership paid customary lender fees, legal fees and other expenses. The KeyBank Bridge Loan is subject to similar representations, warranties, indemnities and covenants as those described above for the Second Restated KeyBank Credit Facility.

This description of the KeyBank Bridge Loan is qualified in its entirety by the credit agreement and the guaranty, which are attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 7.01.	Regulation FD Disclosure

On January 3, 2012, the Registrant issued a press release regarding the closing of the acquisition described above in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements and pro forma financial information for the acquired real estate described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements and pro forma financial information on or before March 14, 2012 by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement for the Second Restated KeyBank Credit Facility dated December 27, 2011

10.2	Second Amended and Restated Guaranty for the Second Restated KeyBank Credit Facility dated December 27, 2011

10.3	Amended and Restated Credit Agreement for the KeyBank Bridge Loan dated December 27, 2011

10.4	Amended and Restated Guaranty for the KeyBank Bridge Loan dated December 27, 2011

99.1	Press Release Announcing the Acquisition of the Homeland Portfolio

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: January 3, 2012	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer